Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 2, 2016, Glu Mobile Inc. (“Glu”), through Comet Transfer Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Glu (“Sub”), acquired shares (the “Shares”) representing approximately 80.6% of the issued and outstanding voting power of Crowdstar Inc., a Delaware corporation (“Crowdstar”), pursuant to a Stock Transfer Agreement (the “Transfer Agreement”) by and among Glu, Sub, Time Warner Inc. (“Time”), Intel Capital Corporation (“Intel”) and certain other stockholders (the “Participating Holders”) of Crowdstar (the “Acquisition”).  Crowdstar, which is based in Burlingame, California, employed approximately 90 people as of November 2, 2016 and develops fashion and home decor genre games for mobile devices.

Pursuant to the terms of the Transfer Agreement, Glu, through Sub, paid approximately $40.8 million in cash to the Participating Holders in exchange for the Shares.  Following the Acquisition, Sub exercised its right, as the holder of a majority of each of the preferred stock and the capital stock of Crowdstar, to appoint each of the five members of the board of directors of Crowdstar.  In addition, certain drag-along provisions (the “Drag-Along”) specified in a voting agreement by and among Crowdstar, Time, Intel, and certain other stockholders of Crowdstar (the “Voting Agreement”) were triggered.  Pursuant to the terms of the Drag-Along, certain other stockholders of Crowdstar (the “Drag Holders”) were required to tender their Crowdstar capital stock to Sub on the same terms as the Participating Holders.

On December 6, 2016, Glu acquired the remaining issued and outstanding shares of Crowdstar in a two-step process for approximately $4.7 million in cash, and now has 100% ownership of Crowdstar. In the first step, the Drag Holders tendered their shares to Sub in accordance with the drag-along provisions specified in the Voting Agreement.  In the second step, Sub was merged with and into Crowdstar through a short-form merger under the laws of the State of Delaware, with Crowdstar continuing as the surviving entity and as a wholly-owned subsidiary of Glu (the “Merger”).  Glu paid an aggregate of approximately $45.5 million (which includes the $40.8 million Glu paid in connection with the Acquisition) to acquire 100% ownership of Crowdstar.

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Glu and Crowdstar, after giving effect to the Acquisition, Drag-Along and Merger (collectively, the “Full Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is derived from the historical condensed consolidated balance sheets of Glu and Crowdstar as of September 30, 2016 and gives effect to the Full Acquisition as if it had been consummated on September 30, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 are derived from the historical condensed consolidated statements of operations of Glu and Crowdstar for the year ended December 31, 2015 and nine months ended September 30, 2016, and give effect to the Full Acquisition as if it had been consummated on January 1, 2015, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Full Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or results of operations of the combined company. The unaudited pro forma condensed combined financial information is based upon currently available information and preliminary estimates and assumptions that our management believes are reasonable as of the date hereof. Any of these preliminary estimates and assumptions may change, be revised or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the time of each of the Acquisition, Drag-Along and Merger. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial statements. Glu expects to incur costs associated with integrating the operations of Glu’s and Crowdstar’s  businesses. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities nor any cost savings from operating efficiencies, synergies or other restructuring, or associated costs to achieve such savings, that may result from the Full Acquisition.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Glu included in Glu's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission (“SEC”) on November 9, 2016 and Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 4, 2016, and the historical unaudited consolidated financial statements of Crowdstar as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 and as of December 31, 2015 and the historical audited consolidated financial statements of Crowdstar for the year then ended included as Exhibit 99.1 to this Current Report on Form 8–K/A.

The unaudited pro forma condensed combined financial information conforms Crowdstar’s accounting policies to those of Glu. Each of Glu’s and Crowdstar’s financial information is prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Based on Glu’s review of the summary of significant accounting policies disclosed in the financial statements of Crowdstar, deferred costs of Crowdstar’s have been reclassified to prepaid expenses and other assets on the unaudited pro forma condensed combined balance sheet to conform to Glu’s presentation.  Such reclassifications had no effect on the unaudited pro forma condensed combined statements of operations.  A further detailed review is currently being performed. As a result of that review, Glu may identify differences between the accounting policies of the two companies that, when conformed, may have a material impact on the combined financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF
SEPTEMBER 30, 2016
(in thousands)

			Pro Forma		Pro Forma
	Glu Mobile Inc.	Crowdstar	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$147,515	$6,023	$(45,461)	(a)	$108,077
Accounts receivable, net	14,161	3,430			17,591
Prepaid royalties	10,464	96			10,560
Prepaid expenses and other assets	18,392	5,546	(5,023)	(b)	18,915
Total current assets	190,532	15,095	(50,484)		155,143
Property and equipment, net	5,539	332			5,871
Restricted cash	1,162	—			1,162
Long-term prepaid royalties	31,877	—			31,877
Other long-term assets	3,866	—			3,866
Intangible assets, net	10,891	114	15,886	(c)	26,891
Goodwill	88,108	—	26,605	(c)	114,713
Total assets	$331,975	$15,541	$(7,993)		$339,523

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,647	$1,318			$11,965
Accrued liabilities	1,646	2,768	$2,112	(d)	6,526
Accrued compensation	9,342	—			9,342
Accrued royalties	7,769	—			7,769
Accrued restructuring	381	—			381
Deferred revenue	32,426	16,749	(15,253)	(e)	33,922
Current portion of long-term debt	—	1,262	704	(f)	1,966
Total current liabilities	62,211	22,097	(12,437)		71,871
Long-term accrued royalties	21,384	—			21,384
Other long-term liabilities	1,331	108	(108)	(g)	1,331
Long-term debt, less current portion	—	704	(704)	(f)	—
Total liabilities	84,926	22,909	(13,249)		94,586

Commitments and contingencies
Stockholders’ Equity:
Preferred stock	—	34,977	(34,977)	(g)	—
Common stock	14	—			14
Additional paid-in capital	568,396	18,022	(18,022)	(g)	568,396
Accumulated other comprehensive income (loss)	113	—			113
Accumulated deficit	(321,474)	(60,367)	58,255	(g) (d)	(323,586)
Total stockholders’ equity	247,049	(7,368)	5,256		244,937
Total liabilities and stockholders’ equity	$331,975	$15,541	$(7,993)		$339,523

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016
(in thousands, except per share data)

			Pro Forma		Pro Forma
	Glu Mobile Inc	Crowdstar	Adjustments		Combined
Revenue	$154,272	$37,412			$191,684
Cost of revenue:
Platform commissions, royalties and other	57,771	12,525			70,296
Impairment of prepaid royalties and minimum guarantees	29,984	—			29,984
Impairment and amortization of intangible assets	11,981	—	$2,644	(h)	14,625
Total cost of revenue	99,736	12,525	2,644		114,905
Gross profit (loss)	54,536	24,887	(2,644)		76,779
Operating expenses:
Research and development	61,113	7,906			69,019
Sales and marketing	33,663	16,370			50,033
General and administrative	22,091	2,108			24,199
Amortization of intangible assets	—	—			—
Restructuring charge	2,279	—			2,279
Total operating expenses	119,146	26,384			145,530
Loss from operations	(64,610)	(1,497)	(2,644)		(68,751)
Interest income (expense) and other income (expense), net:
Interest income (expenses), net	58	(209)			(151)
Other income (expense), net	(5,695)	(13)			(5,708)
Interest income (expense) and other income (expense), net	(5,637)	(222)			(5,859)
Loss before income taxes	(70,247)	(1,719)	(2,644)		(74,610)
Income tax benefit (provision)	21	(21)			—
Net loss	$(70,226)	$(1,740)	$(2,644)		$(74,610)

Net loss per common share:
Basic	$(0.54)				$(0.57)
Diluted	$(0.54)				$(0.57)
Weighted average common shares outstanding used to compute net loss per share:
Basic	131,160				131,160
Diluted	131,160				131,160

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(in thousands, except per share data)

			Pro Forma		Pro Forma
	Glu Mobile Inc	Crowdstar	Adjustments		Combined
Revenue	$249,900	$37,471			$287,371
Cost of revenue:
Platform commissions, royalties and other	98,184	12,577			110,761
Amortization of intangible assets	9,553	—	$3,525	(h)	13,078
Total cost of revenue	107,737	12,577	3,525		123,839
Gross profit (loss)	142,163	24,894	(3,525)		163,532
Operating expenses:
Research and development	72,856	7,249			80,105
Sales and marketing	48,240	17,369			65,609
General and administrative	26,092	2,396			28,488
Amortization of intangible assets	201	—			201
Restructuring charge	1,075	—			1,075
Total operating expenses	148,464	27,014			175,478
Loss from operations	(6,301)	(2,120)	(3,525)		(11,946)
Interest income (expense) and other income (expense), net:
Interest income (expense), net	49	(322)			(273)
Other income (expense), net	(792)	(23)			(815)
Interest income (expense) and other income (expense), net	(743)	(345)			(1,088)
Loss before income taxes	(7,044)	(2,465)	(3,525)		(13,034)
Provison for income tax	(141)	(4)			(145)
Net loss	$(7,185)	$(2,469)	$(3,525)		$(13,179)

Net loss per common share:
Basic	$(0.06)				$(0.11)
Diluted	$(0.06)				$(0.11)

Weighted average common shares outstanding used to compute net loss per share:
Basic	118,775				118,775
Diluted	118,775				118,775

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

These unaudited pro forma condensed combined financial statements present the pro forma financial position and statement of operations of the combined company based upon historical financial information after giving effect to the Full Acquisition and adjustments described in these footnotes.

The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of Glu and Crowdstar after giving effect to the Full Acquisition using the purchase accounting method in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, and include all adjustments that are directly attributable to the transactions, are factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the consolidated results.  In accordance with ASC 805, Glu allocates the purchase price of the Full Acquisition to the tangible assets, liabilities, and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. During the measurement period, as additional information becomes available about facts and circumstances that existed as of acquisition date, Glu may further revise its preliminary valuation of assets acquired and liabilities assumed with the corresponding offset to goodwill. After the measurement period, which could be up to one year after the initial transaction date, Glu will record subsequent adjustments to its statement of operations.

The allocation of the purchase price is preliminary and based on valuations derived from estimated fair value assessments and assumptions used by management. The estimated fair values of the assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the Full Acquisition. Glu believes that the information provides a reasonable basis for estimating the fair value of assets acquired and liabilities assumed, however, the preliminary measurements of fair value are subject to change.  Glu expects to finalize the valuation of the assets acquired and liabilities assumed as soon as practicable, but not later than one-year from the initial acquisition date.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Full Acquisition. The unaudited pro forma condensed combined financial information also does not include any future integration costs. The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only, in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Glu and Crowdstar been operating as a combined company during the specified periods presented.

The financial statements of Glu and Crowdstar are prepared in accordance with accounting principles generally accepted in the United States.  Certain amounts in the historical consolidated financial statements of Crowdstar have been reclassified to conform to Glu’s financial statement presentation.  Deferred costs of Crowdstar’s have been reclassified to prepaid expenses and other assets on the unaudited pro forma condensed combined balance sheet to conform to Glu’s presentation.  Such reclassifications had no effect on the unaudited pro forma condensed combined statements of operations. Management will also continue to assess the accounting policies of Crowdstar for adjustments in addition to those reflected in the unaudited pro forma condensed combined financial information that may be required to conform the accounting policies of Crowdstar to Glu’s.

2. Pro Forma Acquisition of Crowdstar

Under the purchase method of accounting, Glu allocated the total purchase price of $45.5 million, which consisted of cash consideration paid to Crowdstar stockholders to the net tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values as of the initial transaction date.  Glu incurred transaction costs of $0.5 million.  The following summarizes the preliminary purchase price allocation of the Full Acquisition as if the Full Acquisition had occurred on September 30, 2016:

(in thousands)	September 30, 2016
Assets acquired:
Cash	$6,023
Accounts receivable	3,430
Prepaid and other current assets	619
Property and equipment	332
Intangible assets:
Titles, content and technology	16,000
Goodwill	26,605
Total assets acquired	53,009
Liabilities assumed:
Accounts payable	(1,318)
Accrued liabilities	(2,768)
Deferred revenue	(1,496)
Notes payable	(1,966)
Total liabilities assumed	(7,548)
Total purchase price	$45,461

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”).  ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805.

Glu has preliminarily allocated $16.0 million to identifiable intangible assets. The preliminary valuation of the identifiable intangible assets acquired was based on management’s estimates, currently available information and reasonable and supportable assumptions. The allocation was based on the fair value of these assets.  The amortization expense related to the preliminary fair value of titles, content and technology is reflected as a pro forma adjustment to the unaudited pro forma combined financial statements.  The identifiable intangible assets will be amortized over the weighted average period of 4.6 years on a straight-line basis which is expected to produce the following amortization expense for the combined operations:

		Estimated	Amortization for
	Fair	Useful	Year ended	Nine Months ended
Asset Class	Value	Life	December 31, 2015	September 30, 2016
Titles, content and technology	$16,000	4.6	$3,525	$2,644
Total identifiable intangible assets	$16,000		$3,525	$2,644

The total expected future amortization related to identified intangible assets is as follows:

Amortization
Included in
Cost of
Periods Ending December 31,	Revenues
Remainder of 2016	$881
2017	3,525
2018	3,525
2019	1,900
2020	—
2021 and thereafter	—
$9,831

Goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net assets acquired, net of deferred taxes.  Such goodwill is not deductible for tax purposes and represents the value placed on expected synergies recognized in connection with the Full Acquisition. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

The purchase accounting for the Full Acquisition is preliminary and subject to completion upon obtaining the necessary remaining information, including (1) the identification and valuation of assets acquired and liabilities assumed, including intangible assets and related goodwill, (2) the finalization of the opening balance sheet, including certain accruals and prepaid expenses, and (3) the related tax impacts of the Full Acquisition. Glu has preliminarily valued the acquired assets and liabilities based on their estimated fair value. These estimates are subject to change as additional information becomes available. The preliminary fair values are based on the best estimates of the Company. Any adjustments to the preliminary fair values will be made as such information becomes available, but no later than November 1, 2017.

3. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements give effect to the transaction as if it had occurred on September 30, 2016 for purposes of the unaudited pro forma condensed combined balance sheet and on January 1, 2015 for purposes of the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined statements of operations do not include any material non-recurring charges that will arise as a result of the Full Acquisition. Adjustments in the unaudited pro forma condensed combined financial statements are as follows:

(a)	Represents the cash consideration paid as a result of the Full Acquisition.
(b)	To record the fair value adjustment to the deferred costs related to platform fees paid to digital storefronts.
(c)	Adjustment to record estimated goodwill and intangible assets relating to the Full Acquisition.
(d)	To accrue for estimated acquisition related transaction costs of $2.1 million incurred by Glu and Crowdstar but not yet reflected in the historical results at September 30, 2016.
(e)

To record the fair value adjustment to deferred revenues related to revenue generated through digital storefronts.   The preliminary estimated fair value represents the estimated costs that will be incurred to fulfill the obligation plus an assumed profit margin for the level of effort to fulfill all obligations associated with the deferred revenue assumed in the Full Acquisition.

(f)	To reclassify long-term debt of Crowdstar to current portion in accordance with the debt agreement, which requires repayment upon a change in control triggering event.
(g)	To eliminate the historical preferred stock warrant liability, preferred stock, common stock, additional paid in capital and accumulated deficit of Crowdstar.
(h)

To record the amortization expense of the identifiable intangible assets resulting from the purchase of Crowdstar. See Note 2 above for the estimated useful lives and amortization expense for intangible asset.